                                                                     Exhibit 2.2


                       AMENDMENT NO. 1 TO MERGER AGREEMENT

      THIS AMENDMENT NO. 1 TO MERGER AGREEMENT, dated as of November 22, 2005 (this "Amendment"), is made by and among Euroseas Ltd., a corporation organized under the laws of the Republic of the Marshall Islands ("Euroseas"), Euroseas Acquisition Company Inc., a corporation organized under the laws of the State of Delaware ("EuroSub"), Cove Apparel, Inc., a Nevada Corporation ("Cove"), Kevin Peterson ("K. Peterson"), Shawn Peterson ("S. Peterson"), Jodi Hunter ("Hunter") and Daniel Trotter ("Trotter" and together with K. Peterson, S. Peterson and Hunter, each a "Cove Principal" and collectively, the "Cove Principals").

                              W I T N E S S E T H:

      WHEREAS, the parties executed that certain Agreement and Plan of Merger, dated as of August 25, 2005 (the "Merger Agreement");

      WHEREAS, the parties hereto have agreed to amend the Merger Agreement on the terms hereinafter set forth;

      NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

      SECTION 1.1. Amendments to the Merger Agreement.

      (a) Effective as of the date hereof, the definition of "Pledged Shares" in Section 1.1 of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

            "PLEDGED SHARES means 475,000 Euroseas Shares (subject to adjustment for any reverse stock split by Euroseas) to be received in connection with the Merger, acquired in private transactions, in the open market or otherwise) that are pledged to Euroseas by the Cove Principals or other pledgors reasonably acceptable to Euroseas and deposited with an independent collateral agent in accordance with
            Section 9.2 below to secure the indemnification obligations of the Cove Principals under Article IX of this Agreement."

      (b) Effective as of the date hereof, the first sentence of Section 3.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

            "(a) As of immediately prior to the Closing, the authorized capital stock of Euroseas shall consist solely of 100,000,000 common shares, $0.01 par value, and 20,000,000 preferred shares, $0.001 par value, of which 29,754,166 common shares (subject to adjustment for any reverse stock split by Euroseas and excluding any shares and warrants to be issued in the Private Placement Transaction), and no preferred shares, will be issued and outstanding."

      (c)   Effective as of the date hereof, the third and fourth lines of
Section 5.1 of the Merger Agreement are hereby amended by deleting the words "the other party" and replacing them with the words "either Euroseas or Cove, as applicable...."

      (d) Effective as of the date hereof, Section 5.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

            "(b) It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (other than (A) a reverse stock split by Euroseas, or (B) any declaration and payment of dividends, so long as the appropriate amount of such dividends are held in trust and paid to the Cove stockholders if the Merger is consummated or paid to Friends if the Merger is not consummated), (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;"

      (e) Effective as of the date hereof, Section 7.2(a) of the Merger Agreement is hereby amended by deleting the words "each of the Cove Principals and" in the last line of such section.

      (f) Effective as of the date hereof, Section 8.3 of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

            "This Agreement may not be amended except by an instrument in writing signed by Euroseas and Cove."

      (g) Effective as of the date hereof, the first sentence of Section 9.2(c) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

            "In furtherance of the foregoing, on or prior to the Closing Date, the Cove Principals shall pledge or cause to be pledged to Euroseas an aggregate of at least 475,000 Euroseas Shares (after giving effect to the Merger and the exchange of Cove Common Stock for Euroseas Shares in connection therewith and subject to any adjustment for any reverse stock split by Euroseas) by pledgors reasonably acceptable to Euroseas and such Pledged Shares shall be deposited with an independent collateral agent to secure the indemnification obligations of the Cove Principals under this
            Article IX

      (h) Effective as of the date hereof, Section 10.11 of the Merger Agreement is hereby deleted in its entirety.

      (i) Effective as of the date hereof, footnote 1 in Exhibit 2.6 to the Merger Agreement is hereby deleted in its entirety and replaced by the following:

            "Assumes all outstanding securities in Cove and Euroseas are exchanged for, or converted to, Euroseas Shares and gives effect to the contemplated Private Placement Transaction but does not include any warrants issued in the Private Placement Transaction and does not take into account any reverse stock split by Euroseas."

                                   ARTICLE II
                                 MISCELLANEOUS

      SECTION 2.1. Rules of Construction; Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

      SECTION 2.2. No Other Amendment or Waiver. Except for the amendments set forth herein, the text of the Merger Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed by the parties. Each reference in Merger Agreement to "this Agreement" shall mean the Merger Agreement, as amended by this Amendment, and as hereinafter amended or restated.

      SECTION 2.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      SECTION 2.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 2.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the day and year first above written.

                                           EUROSEAS ACQUISITION COMPANY, INC.

                                           By:    /s/ Aristides J. Pittas
                                                  ------------------------------
                                           Name:  Aristides J. Pittas
                                           Title: President

                                           EUROSEAS LTD.

                                           By:    /s/ Aristides J. Pittas
                                                  ------------------------------
                                           Name:  Aristides J. Pittas
                                           Title: President

                                           COVE APPAREL, INC.

                                           By:    /s/ Kevin Peterson
                                                  ------------------------------
                                           Name:  Kevin Peterson
                                           Title: President


                                           /s/ Kevin Peterson
                                           -------------------------------------
                                           Kevin Peterson


                                           /s/ Shawn Peterson
                                           -------------------------------------
                                           Shawn Peterson


                                           /s/ Jodi Hunter
                                           -------------------------------------
                                           Jodi Hunter


                                           /s/ Daniel Trotter
                                           -------------------------------------
                                           Daniel Trotter